UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2005

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

          On August 17, 2005, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting the Board of Directors approved a quarterly cash dividend of 6 cents per share at its regular meeting on August 15.  The dividend is payable September 15, 2005 to stockholders of record at the close of business on September 1, 2005.

          The Company also announced it is contemplating the issuance of $10 million of trust-preferred securities through a special purpose trust created for that purpose through Sandler O’Neill & Partners, L.P., pending Federal Reserve approval.  The proceeds of the offering would be used for various corporate purposes, including, but not limited to, pursuit of the Company’s growth and operating strategy, retirement of debt, stock repurchases, and/or other general corporate purposes.

          The Company also announced that its Board of Directors approved a stock repurchase program authorizing, but not committing, the Company to repurchase up to 10%, or 196,368 shares of the Company’s common shares outstanding.  Repurchases would be made from time to time as market and business conditions warrant, in the open market, through block purchases and/or in negotiated private transactions.

          The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on August 17, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANCORP, INC.

	By:	/s/ DAN S. DUGAN

	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer
and Chairman

Date: August 17, 2005

3